>> DRAFT CALYPSO WIRELESS, INC

CALYPSO WIRELESS, INC.

AUDIT AND COMPENSATION COMMITTEE CHARTER

Purpose and Scope of Audit Committee

The Audit Committee (the "Committee") assists the Board of Directors in fulfilling its oversight responsibilities to share owners, potential share owners, the investment community, and others relating to:

>    the quality and integrity of the Company's financial statements and financial reporting process;

>    the adequacy and effectiveness of the Company's internal controls and procedures for financial reporting, as well as its disclosure controls and procedures;

>    the effectiveness of management's Enterprise Risk Management process that monitors and manages key business risks facing the Company;

>    the selection of the Company's independent auditors and the performance of the independent auditors and internal audit function;

>    the independent auditors' qualifications and independence;

>    the Company's compliance with ethics policies and legal and regulatory requirements;

>    the preparation of the report of the Committee to be included in the Company's annual proxy statement.

The Committee shall meet all rules and regulations of the Securities Exchange Commission (SEC), the New York Stock Exchange, and any other relevant regulatory requirements, and the Charter shall be periodically revised as those rules and regulations change.

Committee Membership

The Board of Directors appoints at least three and one of such directors as the Chairman of the Committee. The independence and financial expertise of Committee members will comply with the requirements of Rule 10A of the Securities Exchange Act of 1934, Rule 10A-3 of the SEC, Section 303A.02 of the New York Stock Exchange Listed Company Manual, and any other regulatory requirements. All Committee members shall be financially literate, and at least one member shall qualify as an "audit committee financial expert." The committee is authorized to temporarily retain an outside "audit committee financial expert" should there not be a director sitting on the Board meeting those skills as defined by the SEC or if a resignation of such a Director occurs. Said outside consultant will have all of the authority within the committee as any other committee member, except the chairman of the committee. Said consultant shall not be employed or have a business relationship with the Company's independent auditors. Said consultant will be required to sign a "non-disclosure Statement" to protect the company from damages for improper disclosure to the greatest extent possible.

The Board shall determine the amount and method of special compensation to the committee members. Such will be established by Board resolution and changed or canceled by resolution. Members of the Committee should not serve on more than two additional audit committees of other public companies, and the chair of the committee should not serve on more than one other audit committee of a public company.

The members of the Committee shall be appointed by the Board on the recommendation of the Governance and Nominating Committee. Committee members may be replaced by the Board.

Committee Meetings

The Committee holds regular meetings generally 4 times a year. The Chairman or any member of the Committee may call special meetings. A majority of the members of the Committee shall constitute a quorum. The Committee shall periodically consult separately with management, internal audit, and the independent auditors.

Responsibilities and Duties

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and to make regular reports to the Board of its activities. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibility of the Company's management and the independent auditors. The following shall be the principal duties of the Committee in carrying out its oversight responsibilities.

1.    Financial Reports

a.   The Committee will review and discuss with management and the independent auditors:

>    The annual audited financial statements and quarterly financial statements (including Management's Discussion and Analysis of Financial Condition and Results of Operations) prior to the filing or distribution of the reports containing the financial statements.

>   The judgment used about the quality, not just the acceptability, of significant accounting principles, the reasonableness of significant judgments and the clarity and completeness of the disclosures in the financial statements.

>   The results of the annual audit, quarterly reviews and any other matters required to be communicated to the Committee by the independent auditors under auditing standards generally accepted in the United States.

>   The annual proxy statement, including the report of the Committee to be included in the proxy statement.

>   Earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including the reconciliation of pro forma and other non-GAAP financial information included in the press release to information presented under generally accepted accounting principles.

>   Any significant audit problems or difficulties incurred by the independent auditors (and management's response), including any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management.

>   Significant audit adjustments including those proposed adjustments that the independent auditors subsequently passed on.

>   Any consultations on significant auditing or accounting issues regarding the Company, between the audit team and the audit firm's national office; any disagreements between the audit team and the audit firm's national office; the management letter.

>   Critical accounting policies and financial statement presentations, including significant changes in the Company's selection or application of accounting policies.

>   Major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

>   Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements. Included in these analyses should be the effects of alternative accounting policy methods, areas in the Company susceptible to high degrees of risk and uncertainty contained in the financial statements, and the quality of reserve estimates.

>   The effect of new accounting initiatives on the financial statements.

>   Unexpected events having a significant impact on financial results.

>   Accounting for and disclosure of related party transactions.

b.   The Committee will review any disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

c.   The Committee will recommend to the Board of Directors whether the Company's annual audited financial statements should be included in the Company's Annual Report on Form 10-K for filing with the SEC.

2.    Discussions With Management

a.   Management will provide to the Committee explanations of changes in accounting standards and rules promulgated by the Financial Accounting Standards Board, SEC, or other regulatory bodies that have (or may have) a material effect on the financial statements. Periodically, the Committee will receive other summaries and presentations to enhance the financial reporting education of the Committee.

b.   Management will notify the Committee when it receives any inquiries from regulatory bodies regarding the Company's accounting practices or financial reporting.

c.  The Committee will discuss planned significant changes in accounting principles, policies and internal controls and emerging business issues that could significantly affect financial results.

d.  Management will notify the Committee when it seeks a second opinion on a financial accounting or reporting matter from an accounting firm other than the independent auditors.

e.  The Committee will discuss policies with respect to business and financial risk assessment and risk management.

f.  The Committee will review reports of significant unethical or illegal acts by the Company's employees and management's corrective actions.

g.  Management will provide the Committee with regular reports from General Counsel and, when appropriate, the Company's outside legal counsel, relating to:

>    Significant legal proceedings involving unethical or illegal acts by the Company's officers or employees.

>   Other significant legal activities concerning litigation, contingencies, claims or assessments that may have a material impact on the Company's financial position or results of operations.

>   Compliance policies and procedures on all significant regulatory matters facing the Company.

>   Material violations of securities laws or breaches of fiduciary duty.

3.   Independent Auditors

a.   The Committee will be solely responsible for the appointment, subject to the shareholders' approval, and termination, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting.

b.   The Committee will:

>   Review, based on the recommendation of the independent auditors and internal audit, the scope and plan of the work to be done by the independent auditors for each year.

>   Confirm partners who will participate in the audit comply with the rotation and non-audit compensation requirements of the SEC.

>   Review and approve proposed and actual audit fees. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company.

c.   Annually, the independent auditors will provide the Committee with a report for review describing:

>   The independent audit firm's internal quality-control procedures;

>   Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

>   All material relationships between the independent auditors and the Company (to assess the auditors' independence).

d.   The Committee will preapprove all significant non-audit services provided by the independent auditors and shall not engage them to perform any specific non-audit services prohibited by law or regulation.

e.   The Committee will preapprove all non-audit services and financial products provided or made available by the independent auditors to any of the executive officers of the Company.

f.   The Committee will review the performance of the independent auditors on an annual basis including the evaluation of the lead partner of the independent auditors' team.

g.   The Committee will set clear hiring policies for employees or former employees of the independent auditors that meet the SEC and New York Stock Exchange regulations.

h.   The independent auditors will provide the Committee reports on a timely basis regarding all critical accounting policies and practices used, all material alternative treatments for policies and practices related to material items discussed with management, including a) the ramifications of the use of such alternative disclosures and treatments and b) the treatment preferred by the independent auditors, and other material written communications between the independent auditors and management.

i.   The Committee will discuss the overall adequacy and effectiveness of internal controls, including the independent auditors' report on management's required assertion about those controls.

4.   Internal Audit

The Committee will:

a.   Review and approve the charter for internal audit.

b.   Concur in the appointment or removal of the Vice President of Internal Audit.

c.   Review the performance of internal audit on an annual basis including audit scope, audit results, operational plans, staffing levels, adequacy of internal audit budget, and coordination of activities with the independent auditors.

d.   Review the overall adequacy and effectiveness of internal controls based on the results of the annual internal audit program.

e.   Review the periodic reports of the Company's compliance with Company policies related to ethics, conduct, and conflict of interest.

5.   Compensation of Company Officers

a.   To assist the board in developing and evaluating potential candidates for executive positions and to oversee the development of executive succession plans.

b.   To recommend to the board of directors for approval the chief executive officer's annual compensation, including salary, bonus, incentive and equity compensation.  The chief executive officer may not be present during the committee's deliberations or voting on his compensation.

c.   To review and recommend to the board of directors for approval on an annual basis the evaluation process and compensation structure for the company's officers.  The committee shall evaluate the performance of the company's senior executive officers and shall recommend to the board of directors the annual compensation, including salary, bonus, incentive and equity compensation, for such senior executive officers.  The committee shall also provide oversight of management's decisions concerning the performance and compensation of other company officers.

d.   To review the company's incentive compensation and other stock-based plans and recommend changes in such plans to the board as needed.  The committee shall have and shall exercise all the authority of the board of directors with respect to the administration of such plans.

e.   To prepare and publish an annual executive compensation report in the company's proxy statement.

6.   Other Duties

a.   The Committee will maintain minutes of its meetings and keep the Board of Directors, the Chief Executive Officer and the Company Secretary informed of significant Committee activities. The Committee will report to the Board, with recommendations, any control deficiencies or other matters having actual or potential effect on the fair presentation of financial results.

b.   The Committee will perform a self-evaluation annually to determine whether it is functioning effectively.

c.   The Committee will approve procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and (3) the review of such confidential information.

d.   Annually, the Committee will review and reassess the adequacy of the Committee charter.

e.   Annually, the Chief Accounting Officer will provide the Committee with a detailed summary of the Company's use of its independent auditor and other public accounting firms in any capacity.

7.   Outside Advisors

The Committee may, if circumstances require, retain independent counsel or other professional advisors to assist it in carrying out its responsibilities. The Company will pay for all such resources required by the Committee including any ordinary administrative expenses that are necessary or appropriate in carrying out its duties.